UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2019

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 North State Street, Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 222-3394

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 12, 2019, Tribune Media Company (“Tribune”) held a Special Meeting of Stockholders (the “Special Meeting”) to consider proposals related to the Agreement and Plan of Merger, dated as of November 30, 2018 (the “Merger Agreement”), by and among Tribune, Nexstar Media Group, Inc. (“Nexstar”) and Titan Merger Sub, Inc., providing for the acquisition of all of the outstanding shares of Tribune common stock by Nexstar. A total of 64,157,242 shares of Tribune’s Class A common stock and Class B common stock were voted in person or by proxy, representing approximately 73% of Tribune’s Class A common stock and Class B common stock, counted as a single class, entitled to be voted, which constituted a quorum to conduct business at the Special Meeting.

Holders of Tribune’s Class A common stock and Class B common stock, voting as a single class, considered, and a majority approved, a proposal to adopt the Merger Agreement. Holders of Tribune’s Class A common stock considered, and a majority present in person or represented by proxy and entitled to vote on the compensation proposal approved a non-binding, advisory proposal on certain compensation that may be paid to the Tribune’s named executive officers in connection with the consummation of the transactions contemplated by the Merger Agreement, as described in Tribune’s Definitive Proxy Statement filed with the Securities and Exchange Commission on February 5, 2019.

As Tribune received the requisite approval from its stockholders to adopt the Merger Agreement, no vote was taken on the proposal to adjourn the Special Meeting to solicit additional proxies.

The final voting results of the stockholders vote at the Special Meeting are set forth below:

Proposal 1: Adoption of the Merger Agreement

	For	Against	Abstain
Total (Class A and Class B)	61,365,934	25,471	2,765,837

Proposal 2: Advisory (Non-binding) Vote on Compensation

	For	Against	Abstain
Class A	25,737,735	35,611,058	2,804,120

Item 8.01.	Other Items.

On March 12, 2019, Tribune issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated March 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE MEDIA COMPANY

Date: March 12, 2019	By:	/s/ Chandler Bigelow
Chandler Bigelow
Executive Vice President and Chief Financial Officer